BRIDGEWAY FUNDS, INC.
Bridgeway Large-Cap Value Fund

YOUR VOTE IS IMPORTANT!

VOTE TODAY BY MAIL,
TOUCH-TONE PHONE OR THE INTERNET
CALL TOLL FREE __________ OR
LOG ON TO WWW.________.COM

PROXY

SPECIAL MEETING OF SHAREHOLDERS – February 1, 2012

The undersigned hereby appoints as proxies [insert names], and each of them (with power of substitution), to vote all the undersigned’s shares of the Bridgeway Large-Cap Value Fund (the “Fund”) at the Special Meeting of Stockholders to be held on February 1, 2012, at _____ a.m./p.m. Eastern Time at the offices of [Name], [Address] and any adjournments thereof (“Meeting”), with all the power the undersigned would have if personally present.

ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED.  IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

Dated __________________, 20___

SIGNATURE(S) OF SHAREHOLDER(S) (Sign in the Box)
PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.

PLEASE REFER TO THE PROXY STATEMENT FOR ADDITIONAL INFORMATION REGARDING THE PROPOSAL.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND (“BOARD”).  THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

	FOR	AGAINST	ABSTAIN
PROPOSAL
Approval of the Agreement and Plan of Reorganization and Termination, which provides for the reorganization of the Bridgeway Large-Cap Value Fund into the American Beacon Bridgeway Large Cap Value Fund.
	☐	☐	☐

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE SIGN ON REVERSE SIDE.